NEWS RELEASE
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT REPORTS SECOND QUARTER FINANCIAL RESULTS

·      Organic Sales Growth of  21.6% Over Prior Year
·      Operating Leverage Realized
·      Strong Cash Conversion and Working Capital Management

August 2, 2010 (Beloit, WI):  Regal Beloit Corporation (NYSE:RBC) today reported financial results for the second quarter ended July 3, 2010.  Net sales of $584.2 million increased 28.5% as compared to the $454.5 million reported for the second quarter of 2009.  Diluted earnings per share were $1.07 as compared to $0.47 for the second quarter of 2009.

“While we remain cautious about the state of the economy, we are pleased to report strong sales and earnings for the second quarter,” commented Henry Knueppel, Chairman and Chief Executive Officer.  “We continued to face strong headwinds in material costs for the quarter, but the 2009 plant rationalizations and continued productivity programs offset the materials issue and allowed us to leverage our earnings.”

NET SALES	(In millions)
	Three Months Ended			Six Months Ended
	July 3, 2010	June 27, 2009	% Change	July 3, 2010	June 27, 2009	% Change
Net Sales	$584.2	$454.5	28.5%	$1,091.5	$897.8	21.6%

Net Sales by Segment:
Electrical segment	$522.8	$407.2	28.4%	$980.0	$798.6	22.7%
Mechanical segment	$61.4	$47.3	29.8%	$111.5	$99.2	12.3%

Sales for the three months ended July 3, 2010 included $28.7 million of incremental sales from the CMG business acquired in April 2010. The impact of foreign currency exchange rates increased total sales by .6% for the three months ended July 3, 2010 as compared to the prior year period.  Excluding the impact of the acquired business and foreign currency exchange rate fluctuations, organic sales increased 21.6% for the second quarter ended July 3, 2010 as compared to the second quarter of 2009.  Second quarter sales of high efficiency products were 18.3% of total sales as compared to 19.7% for the second quarter 2009.

Electrical segment sales for the quarter ended July 3, 2010 as compared to the second quarter 2009 are as follows:

•	sales for the residential HVAC motor business increased 21.1%
•	commercial and industrial motor sales in North America increased 19.7%, and
•	global generator sales increased 22.2%.

Excluding $20.9 million of CMG sales, the Electrical segment sales increased 23.2% over the second quarter of 2009.

Excluding $7.8 million of CMG sales, the Mechanical segment sales for the second quarter increased 13.3% over the second quarter of 2009.

From a geographic perspective, excluding the impact of CMG, Asia Pacific sales for the second quarter increased 42.5% as compared to the same quarter for 2009. In total, sales to regions outside of the United States were 31.7% of total sales for the three months ended July 3, 2010 as compared to 26.6% in 2009.  Excluding the impact of the CMG acquisition, sales to regions outside the United States would have been 28.2% for the second quarter of 2010.

GROSS PROFIT	(In thousands)
	Three Months Ended		Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Gross Profit	$143,504	$94,622	$274,419	$185,192
Gross profit percentage	24.6%	20.8%	25.1%	20.6%

Gross Profit by Segment:
Electrical segment	$125,748	$83,537	$242,798	$160,180
Gross profit percentage	24.1%	20.5%	24.8%	20.1%
Mechanical segment	$17,756	$11,085	$31,621	$25,012
Gross profit percentage	28.9%	23.4%	28.4%	25.2%

Electrical segment margins, for the three months ended July 3, 2010, improved due to the 2009 plant rationalizations, cost reduction efforts, and sales volume leverage.  These benefits were reduced by the negative impact of material inflation that was only partially offset with price increases. Also during the second quarter, supply chain disruptions caused difficulties in meeting order demand. In an effort to mitigate some of the impact on customers, the Electrical segment incurred incremental costs including expedited transportation costs and overtime premiums. The Mechanical segment gross margin improvements were driven by sales volume leverage and productivity improvements.

OPERATING EXPENSES	(In thousands)
	Three Months Ended		Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Operating Expenses	$76,705	$65,155	$144,855	$127,533
As a percentage of net sales	13.1%	14.3%	13.3%	14.2%

Operating Expenses by Segment:
Electrical segment	$66,913	$58,198	$127,618	$112,935
As a percentage of net sales	12.8%	14.3%	13.0%	14.1%
Mechanical segment	$9,792	$6,957	$17,237	$14,598
As a percentage of net sales	16.0%	14.7%	15.5%	14.7%

Key drivers of the increased spending were an incremental $6.4 million of operating expenses related to the CMG businesses, higher variable selling costs, and an incremental $2.0 million of acquisition related costs which are now expensed as incurred.  Excluding the impact of the acquired business, operating expenses were 12.4% of sales for the second quarter for the Electrical segment and 15.3% of second quarter sales for the Mechanical segment.

INCOME FROM OPERATIONS	(In thousands)
	Three Months Ended		Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Income from Operations	$66,799	$29,467	$129,564	$57,659
As a percentage of net sales	11.4%	6.5%	11.9%	6.4%

Income from Operations by Segment:
Electrical segment	$58,835	$25,339	$115,180	$47,245
As a percentage of net sales	11.3%	6.2%	11.8%	5.9%
Mechanical segment	$7,964	$4,128	$14,384	$10,414
As a percentage of net sales	13.0%	8.7%	12.9%	10.5%

Income from operations improved, driven by sales volume leverage and productivity, but was partially offset by material inflation in excess of price increases, acquisition expenses and inefficiencies articulated above.

Net interest expense for the three months ended July 3, 2010 was $4.0 million versus $5.1 million for the three months ended June 27, 2009.  The effective tax rate for the three months ended July 3, 2010 was 31.9% compared to 28.0% in the prior year period.  The increase in the effective tax rate is driven by changes in the global distribution of income.

Net Income Attributable to Regal Beloit Corporation for the three months ended July 3, 2010 was $41.7 million, an increase of 153.6% versus the $16.5 million reported in 2009.  Fully diluted earnings per share was $1.07 as compared to $0.47 reported for the three months ended June 27, 2009.  The average number of diluted shares was 38,954,418 during the three months ended July 3, 2010 as compared to 35,105,383 during the three months ended June 27, 2009.

Cash flow from operations was $55.4 million for the three months ended July 3, 2010 as compared to $106.9 million for the second quarter of 2009.  The comparison to the prior year is heavily influenced by the steep reduction of inventory due to the market conditions experienced in the second quarter of 2009.  In spite of the strong sales environment, working capital excluding cash, investments and the acquired assets of CMG, declined in the quarter ended July 3, 2010.

 “As we look forward to the third quarter,” continued Mr. Knueppel, “we continue to be encouraged by current order trends, but cautious about the overall economic recovery. While we will not experience some of the commodity tailwinds of a year ago, and we will continue to incur costs due to supplier shortages and the related inefficiencies, volume improvements across all businesses and continued strong productivity improvements allow us to project third quarter earnings in the range of $1.12 to $1.18 per share.”

Regal Beloit will be holding a conference call pertaining to this news release at 10:00 AM CDT (11:00 AM EDT) on Tuesday, August 3, 2010.  To listen to the call via the internet, please go to http://www.regalbeloit.com/ or at: http://www.videonewswire.com/event.asp?id=70862 Individuals who would like to participate by phone should dial 800-860-2442, referencing Regal Beloit. International callers should dial 412-858-4600, referencing Regal Beloit.  A telephone replay of the call will be available through November 3, 2010 at 877-344-7529, conference ID 442741. International callers should call 412-317-0088 using the same conference ID.  A webcast replay will be available for one year and can be accessed at http://www.regalbeloit.com/rbceventspresentations.htm  or at
http://www.videonewswire.com/event.asp?id=70862.

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

This Press Release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,”  “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words.  Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•
economic changes in global markets where we do business, such as reduced demand for the products we sell, weakness in the housing and commercial real estate markets, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•	unanticipated fluctuations in commodity prices and raw material costs;
•	cyclical downturns affecting the global market for capital goods;
•	unexpected issues and costs arising from the integration of acquired companies and businesses;
•	marketplace acceptance of new and existing products including the loss of, or a decline in business from, any significant customers;
•	the impact of capital market transactions that we may effect;
•	the availability and effectiveness of our information technology systems;
•	unanticipated costs associated with litigation matters;
•	actions taken by our competitors, including new product introductions or technological advances, and other events affecting our industry and competitors;
•	difficulties in staffing and managing foreign operations;
•
other domestic and international economic and political factors unrelated to our performance, such as the current substantial weakness in economic and business conditions and the stock markets as a whole; and

•	other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission, or SEC, which are incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  The forward-looking statements included in this press release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.  See also Item 1A - Risk Factors in the Company’s Annual Report on Form 10-K filed on March 2, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited
In Thousands of Dollars, Except Shares Outstanding, Dividends Declared and Per Share Data

	Three Months Ended		Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net Sales	$584,181	$454,550	$1,091,499	$897,824
Cost of Sales	440,677	359,928	817,080	712,632
Gross Profit	143,504	94,622	274,419	185,192
Operating Expenses	76,705	65,155	144,855	127,533
Income From Operations	66,799	29,467	129,564	57,659
Interest Expense	4,480	5,501	9,541	12,620
Interest Income	514	377	1,155	510
Income Before Taxes & Noncontrolling Interests	62,833	24,343	121,178	45,549
Provision For Income Taxes	20,058	6,822	38,535	14,052
Net Income	42,775	17,521	82,643	31,497
Less: Net Income Attributable to Noncontrolling Interests, net of tax	1,055	1,069	3,161	2,258
Net Income Attributable to Regal Beloit Corporation	$41,720	$16,452	$79,482	$29,239
Earnings Per Share of Common Stock:
Basic	$1.09	$0.49	$2.10	$0.90
Assuming Dilution	$1.07	$0.47	$2.05	$0.86
Cash Dividends Declared	$0.17	$0.16	$0.33	$0.32
Weighted Average Number of Shares Outstanding:
Basic	38,310,371	33,256,281	37,878,189	32,356,782
Assuming Dilution	38,954,418	35,105,383	38,796,187	33,850,093

SEGMENT INFORMATION
Unaudited
In Thousands of Dollars

	Mechanical Segment		Electrical Segment
	Three Months Ending		Three Months Ending
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net Sales	$61,391	$47,306	$522,790	$407,244
Income from Operations	7,964	4,128	58,835	25,339

	Mechanical Segment		Electrical Segment
	Six Months Ending		Six Months Ending
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net Sales	$111,464	$99,218	$980,035	$798,606
Income from Operations	14,384	10,415	115,180	47,244

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
In Thousands of Dollars

ASSETS	(Unaudited) July 3, 2010	January 2, 2010
Current Assets:
Cash and Cash Equivalents	$152,502	$262,422
Investments - Trading Securities	174,577	117,553
Trade Receivables, less Allowances of $11,031 in 2010 and $12,666 in 2009	337,084	240,721
Inventories	308,324	268,839
Prepaid Expenses and Other Current Assets	91,925	89,841
Total Current Assets	1,064,412	979,376

Property, Plant, Equipment and Noncurrent Assets	1,168,722	1,132,861
Total Assets	$2,233,134	$2,112,237
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$223,242	$161,902
Other Accrued Expenses	157,518	138,779
Current Maturities of Debt	1,515	8,385
Total Current Liabilities	382,275	309,066

Long-Term Debt	426,578	468,065
Other Noncurrent Liabilities	164,882	155,038
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,242,170	1,167,824
Noncontrolling Interests	17,229	12,244
Total Equity	1,259,399	1,180,068
Total Liabilities and Equity	2,233,134	$2,112,237

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
In Thousands of Dollars

	Three Months Ended		Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,775	$17,521	$82,643	$31,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,874	18,516	35,899	33,793
Excess tax benefits from stock-based compensation	(741)	(92)	(1,411)	(1,767)
Loss (gain) on disposition of property, net	1,368	-	1,368	(91)
Stock-based compensation expense	1,708	1,186	3,065	1,959
Non-cash convertible debt deferred financing costs	-	-	-	1,063
Change in assets and liabilities	(8,622)	69,756	(21,837)	59,031
Net cash provided by operating activities	55,362	106,887	99,727	125,485

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(6,991)	(10,471)	(18,232)	(18,614)
Purchases of investment securities	(89,744)	-	(187,877)	-
Sales of investment securities	62,460	-	131,529	-
Business acquisitions, net of cash acquired	(75,863)	-	(75,863)	(1,500)
Sale of property, plant and equipment	67	-	67	306
Net cash used in investing activities	(110,071)	(10,471)	(150,376)	(19,808)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	-	150,550	-	150,550
Repayments of convertible debt	(38,728)	-	(38,728)	-
Net repayments of short-term borrowings	(7,072)	(2,030)	(8,733)	(10,295)
Payments of long-term debt	(57)	(52)	(103)	(108)
Net repayments under revolving credit facility	-	(32,357)	(2,863)	(13,207)
Dividends paid to shareholders	(5,997)	(5,039)	(11,978)	(10,063)
Proceeds from the exercise of stock options	1,766	119	2,989	631
Excess tax benefits from stock-based compensation	741	92	1,411	1,767
Net cash (used in) provided by financing activities	(49,347)	111,283	(58,005)	119,275

EFFECT OF EXCHANGE RATES ON CASH	(1,584)	772	(1,266)	347

Net (decrease) increase in cash and cash equivalents	(105,640)	208,471	(109,920)	225,299
Cash and cash equivalents at beginning of period	258,142	82,078	262,422	65,250
Cash and cash equivalents at end of period	$152,502	$290,549	$152,502	$290,549